Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of January 1, 2004, by and between GRILL CONCEPTS, INC., a Delaware corporation (the "Company") and ROBERT L. SPIVAK ("Employee").

                                    RECITALS

     WHEREAS, the Company and Employee have heretofore entered into Employment Agreements dated, January 1, 1993, January 1, 1996, January 1, 1999 and January 1, 2001 (collectively the "Previous Agreements"), setting forth the terms and conditions of the Company's employment of Employee as its Chief Executive Officer; and

     WHEREAS, the Company and Employee desire that Employee continue his employment with the Company as its Chief Executive Officer and to replace its current agreement, pursuant to and in accordance with the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

     1.   EMPLOYMENT
          ----------

          1.1 The Company hereby employs Employee as its Chief Executive Officer for a term of three (3) years, commencing as of January 1, 2004 and ending as of December 31, 2006 (the "Term"); provided, however, that the Term may be extended by the mutual written agreement of the parties. Employee hereby accepts such position, upon the terms and conditions set forth in this Agreement.

          1.2 During the Term, Employee shall devote his full time, energies and skills to the performance of his duties hereunder, which shall include, but not be limited to, the active development, management and operation of the Company's business.

          1.3 During the Term, Employee shall not, directly or indirectly, alone or as a member of a partnership or other association, or as an officer, director or stockholder, be engaged in or concerned with any other duties or pursuits in a business activity which complete, directly or indirectly, with the business of the Company without the written consent of the Company, other than owning securities in a publicly traded company, provided that such ownership by Employee does not exceed ten percent (10%) of any class of securities of such company.

          1.4 In the course of Employee's employment hereunder, it is anticipated that Employee may from time to time be allowed access to confidential information and trade secrets (collectively the "Confidential Information") owned by the Company and used in the course of its business. The parties acknowledge and agree that there is a competitive value and confidential nature with respect to the Confidential Information, and that material damage will result to the Company if any of the Confidential Information is disclosed to a third party. Employee therefore agrees that during the Term, and for a period of ten (10) year thereafter, Employee will not, directly or indirectly, disclose or use any of the Confidential Information except as required in the ordinary course of the company's business and Employee's employment hereunder. All records, files, documents and materials relating to the Company's business which Employee shall prepare, use or be provided with during the Term shall be and remain the sole property of the Company, and shall not be removed from the Company's premises or otherwise utilized by Employee for other than the benefit of the Company without the Company's written consent.

          1.5 Employee acknowledges and agrees that in the event of a breach by Employee of any of the provisions of paragraphs 1.3 and 1.4 above, that in addition to any other remedies it may have at law or in equity, the Company shall be entitled to injunctive relief, without the necessity of proving the inadequacy of such other remedies.

     2.   SALARY.     Employee shall receive an annual base salary during each
          ------
year of the Term of this Agreement as follows:

          Year One:                    $260,000
          Year Two:                    $280,000
          Year Three:                  $300,000

          Such salary shall be payable in monthly or in such other installments on the payroll dates established for the Company's other employees. All payments of salary hereunder shall be subject to the deduction of such payroll taxes and similar deductions as required by law.

     3.   OTHER COMPENSATION.     Employee shall be entitled to the following
          ------------------
benefits and other compensation during the Term:

          3.1  Vacation.     Five (5) weeks vacation during each year of the
               --------
Term, at such times or times as shall be mutually agreed upon between Employee and the Company; provided, however, that Employee may not accumulate any unused vacation time from one employment year to the next during the Term.

          3.2  Automobile.     Unlimited use of an automobile of a make and
               ----------
model commensurate with Employee's position as Chief Executive Officer of the Company hereunder and consistent with that provided to Employee by the Company in the past. The Company shall pay all expenses for repair, maintenance and insurance for such automobile.

          3.3  Travel and Entertainment.  Unlimited reimbursement by the Company
               ------------------------
of Employee for entertainment, dining and travel expenses incurred by Employee in the course of his performing his duties hereunder.

          3.4  Expense Allowance.     In addition to the reimbursement under
               -----------------
paragraph 3.3 above, Employee shall be entitled to a monthly expense allowance to be used by Employee in his sole discretion, in an amount not to exceed One Thousand Five Hundred Dollars ($1,500) per month.

          3.5  Health Benefits.  During the Term and any extension thereof,
               ---------------
unless the Executive is terminated for cause, each of the Executive and his spouse (or widow) shall be entitled to receive, at the sole expense of the Company, such benefits, including without limitation, participation in group life, health, accident, disability, liability or hospitalization insurance plans, pension plans, severance plans or retirement plans, as the Company currently makes available to its highest level of executive employees as a group or as such programs and benefits are amended. In addition, the Company will, at its own expense, continue to provide the benefits referred to in Paragraph 3.5 to the Executive and his spouse (or widow) for five (5) years after the expiration of the Term, such benefits to be provided regardless of the reason for any separation of employment including, but not limited to, the Executive's death or disability, but excluding termination for cause. In the event that the Company is unable to continue to provide the benefits required by this paragraph
3.5 through continued participation in the Company's plans, the Company is required to provide comparable benefits for the Executive and his spouse (or widow) from another source. After benefits are no longer required to be provided at the Company's expense to the Executive and his spouse (or widow) pursuant to this Section 3.5, each of the Executive and his spouse (or widow) shall be entitled to participate in the Company's health and hospitalization insurance plans as described in Section 3.5 at his and/or her own expense, for as long as the Company's plans permit.

          3.6  Life Insurance.  Term life insurance coverage in the face amount
               --------------
of One Million Dollars ($1,000,000), the premiums and all other costs for which shall be paid in full by the Company.

          3.7  Stock Options.  Company hereby grants to Employee twenty five
               -------------
thousand (25,000) shares of stock at a price of $3.14 per share, ten percent in excess of the selling price of the stock on April 23, 2004, in accordance with provisions of the Company's Stock Option Plan (the "Plan"). The options will vest one-third (1/3) at the end of 2004, one-third (1/3) at the end of 2005 and the final one-third at the end of 2006.

          3.8  Bonus Plan.  Executive shall be eligible for a performance-based
               ----------
bonus of a maximum of fifty percent (50%) of salary. Metrics shall be established by the Compensation Committee of the Board of Directors each year.

          3.9  Other Benefits.  Such other benefits as Employee may be eligible
               --------------
to receive in accordance with the Company's announced employee benefit programs in effect from time to time. Nothing contained in this paragraph shall be deemed to restrict, limit or affect any stock options that may have previously been granted to Employee.

     4.   TERMINATION.  This Agreement shall terminate upon the occurrence of
          -----------
any of the following:

          4.1  The expiration of the Term hereof.

          4.2  The mutual written consent of the parties hereto.

          4.3  The death of Employee.

          4.4 The permanent disability of Employee, as such term is defined in paragraph 6 below.

          4.5 For cause, at the option of the Company, as provided in paragraph 5 below.

          Nothing contained in this paragraph 4 shall be construed, however, to abrogate the payment by the Company to Employee or Employee's personal representative or heirs, as the case may be, of any benefits or compensation that had accrued and was due to Employee prior to termination of this Agreement.

     5.   TERMINATION FOR CAUSE.  The Company shall have the right, at its sole
          ---------------------
election, to terminate Employee's employment hereunder at any time during the Term for cause, which, for purposes of this Agreement, shall be constituted by any of the following events:

          5.1 Employee is convicted by any federal, state or local authority with (i) an act of dishonesty; or (ii) an act involving moral turpitude; or
(iii) an act constituting a felony; or (iv) narcotics addiction; or (v) habitual intemperance.

          5.2 The continued failure by Employee, following written notice from the Company, to fulfill Employee's obligations under or comply with any of the provisions of this Agreement.

     Any election by the Company to terminate this Agreement for cause under paragraphs 5.1 or 5.2 above shall be made by giving Employee written notice to such effect by certified or registered mail at Employee's last known address, or by personal delivery of such notice to Employee; provided, however, that in the event Employee is either convicted or pleads guilty or nolo contendere to any of
                                                       ---- ----------
the charges set forth in paragraph 5.1 above, the Company may immediately terminate this Agreement thereupon. The waiver by the Company of any such acts of Employee as described in this paragraph 5 shall not be construed as a waiver of any subsequent acts by Employee.

     6.   PERMANENT DISABILITY.
          --------------------

          6.1 The terms "permanent disability" as used in this Agreement shall mean six (6) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from a preceding illness and though separated by relatively short periods of Employee's performance of his duties hereunder, shall be deemed to be "substantially continuous."

          6.2 In the event of any dispute concerning the permanent disability of Employee, the Company and Employee shall each select a physician licensed to practice medicine in the State of California, who shall then select a third physician so licensed. Such selection shall be made within thirty (30) days after Employee gives notice to the Company that he disputes the Company's determination that Employee is permanently disabled. The determination of a majority of the three (3) physicians concerning whether or not Employee is permanently disabled shall be conclusive and binding upon the parties. Such determination shall be made by the three (3) physicians within sixty (60) days of their selection. In the event that either the Company or Employee fails to select a physician within the prescribed time period, then either it or he shall be deemed to have waived its or his right to do so, and the determination regarding Employee's permanent disability hereunder shall be made by the sole physician selected.

     7.   ASSIGNMENT. Employee may not assign or otherwise transfer this
          ----------
Agreement or any of Employee's rights, duties, interests or obligations hereunder without the written consent of the Company.

     8.   ENTIRE AGREEMENT. This Agreement embodies the entire agreement and
          ----------------
understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter, whether oral or written, including, without limitation, the Previous Agreements. The parties acknowledge and agree that neither has made any representations with respect to the subject matter of this Agreement except as specifically set forth in this Agreement.

     9.   AMENDMENT. This Agreement may not be amended except by a written
          ---------
document executed by the parties.

     10.  SEVERABILITY.  If any provision of this Agreement shall be held
          ------------
unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to affect the intent of the parties. The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

     11.  GOVERNING LAW.     This Agreement shall be governed by and construed
          -------------
under the laws of the State of California.

     12.  ARBITRATION. Any dispute arising under the terms of this Agreement
          -----------
shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Any hearing under the Rules shall take place at Los Angeles, California, in accordance with Rule 11 of the Rules. The hearing shall be before one (1) arbitrator in accordance with Rule 17 of the Rules; provided, however, that in the event of a claim made in excess of One Hundred Thousand Dollars ($100,000), the hearing shall be before three (3) arbitrators, in accordance with the Rules. The provisions of Section 1283.05 of the California Code of Civil Procedure are incorporated into and made a part of this Agreement, except that subparagraph (e) of Section 1283.05 shall not apply. Depositions in any arbitration hereunder may be noticed in accordance with the California Code of Civil Procedure, and leave to do so need not be requested by the arbitrator or arbitrators. Any award rendered by the arbitrator pursuant to this Agreement and the Rules shall be enforced in the Superior Court of the County of Los Angeles in and for the State of California as the court having sole jurisdiction over the arbitration.

     13.  ATTORNEYS' FEES.  In any arbitration or action to enforce this
          ---------------
Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

     14.  ADDITIONAL DOCUMENTS.  The parties agree to execute such additional
          --------------------
documents and perform such other acts as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.  NON-WAIVER.  No waiver by a party of any failure by the other party to
          ----------
keep any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision.

     16.  BINDING EFFECT.     Subject to paragraph 7 above, this Agreement is
          --------------
binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

     17.  NOTICE.  Any notice or other communication given hereunder shall be
          ------
deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the parties as indicated below:

          If to the Company:

               Grill Concepts, Inc.
               11661 San Vicente Boulevard, #404
               Los Angeles, California 90049

          If to Employee:

               Robert L. Spivak
               11661 San Vicente Boulevard, #404
               Los Angeles, California  90049

or to such other address as the parties may designate in writing pursuant to this paragraph. Notice shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

     18.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts and/or by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be accepted by the parties as valid and binding in lieu of original signatures; however, if facsimile signatures are presented by any party in lieu of original signatures, within two (2) business days after execution of the Agreement such party shall also deliver to counsel for the other party(ies) an original signature signed by that party.

     19.  WAIVER OF CONFLICT OF INTEREST.     The parties acknoweldge that this
          ------------------------------
Agreement was originally prepared by the law firm of Herzog, Fisher, Flame & Grayson (the "Firm") at the request of the Company. The Firm has not however represented either party in connection with the terms hereof. In view of the fact that the Firm (and/or one or more of its individual members) has in the past rendered legal services to and represented and will continue to render legal services to, represent and/or be involved with the Company and/or Employee in connection with the Company and other matters, there is a potential for conflicts of interest. The parties acknowledge that they are aware of such conflicts of interest and the potential adverse effects to them which may result therefrom, and, notwithstanding same, hereby consent to the Firm's preparation of this Agreement and waive any potential conflicts of interest with respect to or against the Firm in connection therewith. Further, both the Company and Employee acknowledge that all of the terms of this Agreement were negotiated by the parties without the Firm's participation in same, both parties being advised by the Firm that independent legal advisors should be consulted relative to same. In connection with the foregoing, the parties acknowledge that each of them has had an opportunity to have this Agreement reviewed by independent counsel, and that each of the parties is aware of and understands the form, content and legal effect of this Agreement and their rights and obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


     The Company:                  GRILL CONCEPTS, INC.,
                                   a Delaware corporation


                                   By:  ____________________________

                                   Its:  ___________________________



     Employee:                     _________________________________
                                   Robert L. Spivak